SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 7, 1999


                               MMI PRODUCTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

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
           DELAWARE                                  333-29141                               74-1622892
(State or Other Jurisdiction of              (Commission File Number)           (I.R.S. Employer Identification No.)
 Incorporation or Organization
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                         515 West Greens Road, Suite 710
                              Houston, Texas 77067
                    (Address of Principal Executive Offices)


                                 (281) 876-0080
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)


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Item 2.   Acquisition or Disposition of Assets.

On June 7, 1999, MMI Products, Inc. (the "Company") acquired the assets of the wholesale fence division of National Wholesale Fence Supply, Inc. (the "Seller"). The Seller's wholesale fence division is a distributor of fence products and a manufacturer of ornamental iron fence products. The Seller's wholesale fence division had net sales of approximately $26.1 million for the year ended December 31, 1998. The total acquisition price was approximately $13.3 million in cash and was funded by the Company's revolving credit facility.

In connection with such purchase, the Company subleased the Seller's ornamental fencing plant located in San Fernando, California and four fence service centers located in California.

Such subleases have various terms that run from 8.5 months to 5 years at rates that approximate the market, which will be paid from the Company's revolving credit facility. The Seller used such subleased property in its wholesale fence business, and the Company intends to continue such use.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned thereunto duly authorized.




Date:  June 16, 1999                By: /s/ Robert N. Tenczar
                                        ---------------------------------------
                                        Robert N. Tenczar, Vice President
                                        and Chief Financial Officer










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